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Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use in this Current Report on Form 8-K/A of TCF Financial Corporation of our report dated January 27, 1997, with respect to the consolidated financial statements of Standard Financial, Inc. included on pages 24 through 41, inclusively of its 1996 Annual Report to Shareholders included in this Current Report as pages 3 through 20, inclusively, of exhibit 99.1.


                                       /s/ ERNST & YOUNG LLP


Chicago, Illinois
November 7, 1997